UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2021

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FAT	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock, par value $0.0001 per share	FATBP	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	FATBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 9, 2021, FAT Brands Inc. (the “Company”) filed with the Secretary of State of the State of Delaware: (i) a Certificate of Elimination, eliminating from the Company’s Certificate of Incorporation the 200,000 shares designated as Series A-1 Fixed Rate Cumulative Preferred Stock; and (ii) a Certificate of Increase increasing the Company’s authorized shares of Series B Cumulative Preferred Stock from 1,250,000 shares to 4,900,000 shares.

A copy of the Certificate of Elimination and Certificate of Increase are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Elimination of Series A-1 Fixed Rate Cumulative Preferred Stock, filed with the Delaware Secretary of State on June 9, 2021
3.2	Certificate of Increase of Series B Cumulative Preferred Stock, filed with the Delaware Secretary of State on June 9, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 14, 2021

FAT Brands Inc.

By:	/s/ Andrew A. Wiederhorn
Andrew A. Wiederhorn
Chief Executive Officer